UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	06-1236189

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Three Enterprise Drive
Shelton, CT 06484
(Address, including zip code, of registrant’s Principal Executive Offices)

TranSwitch Corporation 2005 Employee Stock Purchase Plan
(Full title of the plan)

Dr. M. Ali Khatibzadeh
President and Chief Executive Officer
TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut 06484
(Name and address of agent for service)

(203) 929-8810
(Telephone number, including area code, of agent for service)

Copies of Communications to:
Timothy Maguire, Esq.
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
617-856-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐   Accelerated filer ☐   Non-accelerated filer ☐   Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 Employee Stock Purchase Plan Common Stock, $.001 par value	125,000	(1)	$3.125	(2)	$390,625.00	$45.35	(3)

(1)
Represents the additional number of shares of TranSwitch Corporation (“TranSwitch”) common stock, par value $0.001 per share (the “Common Stock”), that may be granted under TranSwitch’s 2005 Employee Stock Purchase Plan, as amended (the “2005 Plan”).  Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transaction.

(2)
The price of $3.125 per share, which is the average of the high and low prices reported on The Nasdaq Capital Market on June 15, 2011, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h)(1) under the Securities Act.

(3)
Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the additional 125,000 shares of Common Stock being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 125,000 additional shares of Common Stock. A registration fee of $250.11 was previously paid with respect to the 1,000,000 shares of Common Stock (125,000 shares of Common Stock as a result of the one-for-eight reverse stock split effected on November 23, 2009 (the “Reverse Stock Split”)) previously registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 24, 2005 (File No. 333-126129) and such fee heretofore paid is not included in this table.

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by TranSwitch to register an additional 125,000 shares of Common Stock (the “Additional Shares”) which may be issued as a result of an increase in the number of shares issuable under the 2005 Plan, pursuant to an amendment to the 2005 Plan authorized by the stockholders of TranSwitch on May 19, 2011.

The Additional Shares are in addition to the 1,000,000 shares (125,000 shares as a result of the Reverse Stock Split) of Common Stock previously registered by TranSwitch with the Securities and Exchange Commission on a Registration Statement on Form S-8  (File No. 333-126129) relating to the 2005 Plan on June 24, 2005 (the “Prior Registration Statement”).  All outstanding awards under the Company’s 2005 Plan for which the underlying shares of Common Stock have been previously registered with the Securities and Exchange Commission, have been adjusted to reflect the Reverse Stock Split. The Registration Statements covering the shares issuable under such plan provides for an automatic adjustment in the shares registered as a result of stock dividends and stock splits.

Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference into this Registration Statement on Form S-8.

All documents filed by TranSwitch pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

Exhibit No.	Description of Exhibit

Exhibit 4.1
2005 Employee Stock Purchase Plan of TranSwitch (previously filed as Exhibit 4.1 to TranSwitch’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 20, 2011 and incorporated herein by reference).

Exhibit 4.2
Rights Agreement, dated as of October 1, 2001, between TranSwitch and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s Registration Statement No. 0-25996 on Form 8-A as filed with the Securities and Exchange Commission on October 2, 2001 and incorporated by reference herein).

Exhibit 4.3
Amendment No. 1 to the Rights Agreement, dated as of February 24, 2006, between TranSwitch and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) (previously filed as Exhibit 4.1 to TranSwitch’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 28, 2006 and incorporated herein by reference).

Exhibit 4.4
Amendment No. 2 to Rights Agreement, dated as of April 30, 2010, between TranSwitch and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) (previously filed as Exhibit 4.03 to TranSwitch’s Form 8-A/A as   filed with the Securities and Exchange Commission on April 30, 2010 and incorporated herein by reference).

Exhibit 5.1	Opinion of Brown Rudnick LLP (filed herewith).

Exhibit 23.1	Consent of Marcum LLP (filed herewith).
Exhibit 23.2	Consent of UHY LLP (filed herewith).

Exhibit 23.3	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on June 22, 2011.

TRANSWITCH CORPORATION

By:	/s/ M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally Dr. M. Ali Khatibzadeh and Mr. Robert Bosi his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the respective dates indicated.

Signature	Title	Date

/s/ M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh	President, Chief Executive Officer and Director (Principal Executive Officer)	June 22, 2011

/s/ Robert A. Bosi
Mr. Robert A. Bosi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 22, 2011

/s/ Gerald F. Montry
Mr. Gerald F. Montry	Director	June 22, 2011

/s/ Faraj Aalaei
Mr. Faraj Aalaei	Director	June 22, 2011

/s/ Thomas H. Baer
Mr. Thomas H. Baer	Director	June 22, 2011

/s/ Herbert Chen
Mr. Herbert Chen	Director	June 22, 2011

/s/ Richard Lynch
Mr. Richard Lynch	Director	June 22, 2011

/s/ Sam Srinivasan
Mr. Sam Srinivasan	Director	June 22, 2011

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1
2005 Employee Stock Purchase Plan of TranSwitch (previously filed as Exhibit 4.1 to TranSwitch’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 20, 2011 and incorporated herein by reference).

Exhibit 4.2
Rights Agreement, dated as of October 1, 2001, between TranSwitch and EquiServe Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s Registration Statement No. 0-25996 on Form 8-A as filed with the Securities and Exchange Commission on October 2, 2001 and incorporated by reference herein).

Exhibit 4.3
Amendment No. 1 to the Rights Agreement, dated as of February 24, 2006, between TranSwitch and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) (previously filed as Exhibit 4.1 to TranSwitch’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 28, 2006 and incorporated herein by reference).

Exhibit 4.4
Amendment No. 2 to Rights Agreement, dated as of April 30, 2010, between TranSwitch and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) (previously filed as Exhibit 4.03 to TranSwitch’s Form 8-A/A as   filed with the Securities and Exchange Commission on April 30, 2010 and incorporated herein by reference).

Exhibit 5.1	Opinion of Brown Rudnick LLP (filed herewith).

Exhibit 23.1	Consent of Marcum LLP (filed herewith).
Exhibit 23.2	Consent of UHY LLP (filed herewith).

Exhibit 23.3	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).